Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Great Lakes Chemical Corporation Supplemental Savings Plan of our report dated February 27, 2002, with respect to the consolidated financial statements and schedule of Great Lakes Chemical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana
December 5, 2002